Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
NuStar GP, LLC:

We consent to the incorporation by reference in the registration statements (No. 333-209717, 333-226279, 333-231004, and 333-255637) on Form S-8 and (No. 333-264947, No.333-232502 and 333-230823) on Form S-3 of our reports dated February 23, 2023, with respect to the consolidated financial statements of NuStar Energy L.P. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
San Antonio, Texas
February 23, 2023